DELOITTE &
            TOUCHE LLP
          ------------   ----------------------------------------------------
                         Suite 205                  Telephone: (502) 745-6300
                         333 North Wilmot Road      Facsimile: (502) 750-9916
                         Tucson, Arizona 85711-2636





          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Tucson Electric Power Company on Form S-3 of our report dated January 27, 1997, appearing in the Annual Report on Form 10-K of Tucson Electric Power Company for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          July 10, 1997